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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pacific Energy Partners, L.P.:

We consent to the use of our report dated May 16, 2002, with respect to the balance sheet of Pacific Energy Partners, L.P. as of March 31, 2002, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP KPMG LLP

Los Angeles, California
May 16, 2002

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Exhibit 23.2